Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Guild Holdings Company:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Los Angeles, California

December 22, 2021